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                                                                    EXHIBIT 23.3


      [LETTERHEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC. APPEARS HERE]



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------


As Petroleum Engineers, we hereby consent to the inclusion of the information incorporated by reference in this Form S-3 Registration Statement with respect to (a) the oil and gas reserves of Vintage Petroleum, Inc., the future net revenues from such reserves and the present value thereof; (b) the oil and gas reserves of certain oil and gas properties acquired by Vintage Petroleum, Inc. from Burlington Resources Inc., as described in Vintage Petroleum, Inc.'s Form 10-K for the fiscal year ended December 31, 1997 (the "1997 Form 10-K"); (c) the oil and gas reserves of Vintage Petroleum Boliviana Ltd. (formerly Shamrock Ventures (Boliviana) Ltd.); and (d) the oil and gas reserves of certain oil and gas properties acquired by Vintage Petroleum, Inc. from Texaco Exploration and Production, Inc., as described in the 1997 Form 10-K, which information has been incorporated by reference in this Form S-3 Registration Statement in reliance upon the reports of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Form S-3 Registration Statement.


                                 NETHERLAND, SEWELL & ASSOCIATES, INC.


                                 By:   /s/  Frederic D. Sewell
                                    --------------------------
                                    Frederic D. Sewell
                                    President

Dallas, Texas
December 4, 1998